EXHIBIT 99.2

Bergio International, Inc. and Aphrodite’s

Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2020

	Bergio International, Inc. December 31, 2020 (a)	Aphrodite's December 31, 2020 (a)	Bergio Acquisition Agreement Entries (b)		Aphrodite's Agreement Entries (c)	Adjusting entry (e)		Consolidated
Assets

Current Assets:
Cash	$70,081	$9,598	$		$50,689	$		$130,368
Accounts Receivable - Net	100,255	144,436			(18,710)			225,981
Inventory	1,143,037	1,217,623			(98,030)			2,262,629
Prepaid Expenses	6,668	310,791			(19,008)			298,451
Deferred Financing Costs	1,591	-			-			1,591
Total Current Assets	1,321,632	1,682,447			(85,059)			2,919,020

Property and Equipment - Net	94,144	-						94,144
Goodwill	-	-		1,489,043	1,414,428			2,903,470
Intangible Assets	-	-			725,867			725,867
Operating Lease Right of Use Assets	53,955	-			-			53,955
Investment in Unconsolidated Affiliate	5,828	-			-			5,828
Total Assets	$1,475,559	$1,682,447		$1,489,043	$2,055,236		$-	$6,702,285

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts Payable and Accrued Liabilities	$189,341	$1,302,631		$3,200	$(19,387)		$-	$1,475,785
Loans payable	312,300	2,087,999			363,508		(135,000)	2,763,807
Convertible Debt	232,870	-					135,000	232,870
Deferred compensation CEO -current	125,399	-						125,399
Advances and from principal executive officer	31,313	-						31,313
Derivative Liability	201,430	-						201,430
Operating Lease Liabilities - Current	13,665	-						13,665
Derivative liabilities - Acquisition	-	-		821,738				821,738
Total Current Liabilities	1,106,318	$3,390,630		824,938	344,121		-	5,666,007

Bergio International, Inc. and Aphrodite’s

Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2020

- continued -

	Bergio International, Inc. December 31, 2020 (a)	Aphrodite's December 31, 2020 (a)	Bergio Acquisition Agreement Entries (b)	Aphrodite's Agreement Entries (c)	Adjusting entry (e)	Consolidated

Long Term Liabilities:
Deferred Compensation - CEO - Long-term portion	320,172	-	-	-		320,172
Advances from principal executive officer	179,828	-	-	-		179,828
Operating Lease Liabilities - long term	40,289	-	-	-		40,289
Total Long Term Liabilities	540,289	-	-	-		540,289
Total liabilities	1,646,607	3,390,630	-	344,121		6,206,296

Commitments and Contingencies	-	-

Stockholders' Equity
Series A Preferred Stock
Series B Preferred Stock (d)			-
Common stock	908					908
Treasury Stock	103,700					103,700
Additional Paid-In Capital	11,532,849		664,104			12,196,953
Accumulated Deficit	(11,808,505)	(1,708,183)		1,708,183		(11,808,505)
Total Stockholders' Equity	(171,048)	(1,708,183)	664,104	1,708,183		493,056
Total Liabilities and Stockholders' Equity	$1,475,559	$1,682,447	1,489,043	$2,052,304	$-	$6,699,352

Bergio International, Inc. and Aphrodite’s

Unaudited Proforma Consolidated Statements of Operations

For the Year ended December 31, 2020

	Bergio International, Inc. December 31, 2020	Aphrodite’s December 31, 2020		Consolidated

Sales - Net	$584,806	$9,672,786		$10,257,592
Cost of Sales	243,688	2,879,178		3,122,866
Gross Profit	341,118	6,793,608		7,134,726

General and Administrative Expenses	604,852	8,092,314		8,697,166
Total Operating Expenses	604,852	8,092,314		8,697,166
Income (Loss) from Operations	(263,734)	(1,298,706)		(1,562,440)

Other Income (Expense)
Other Misc. Income		75,877		75,877
Interest Expense	(100,056)			(100,056)
Derivative Expense	(127,285)			(127,285)
Amortization of Debt Discount	(205,448)			(205,448)
Change in Fair Value of Derivative	474,775			474,775
Amortization of Deferred Financing Costs	(31,186)			(31,186)
Forgiveness of Convertible Debt	50,000			50,000
Forgiveness of PPP Loan	18,608			18,608
Gain (loss) on extinguishment of debt	36,276			36,276
Total Other Income (Expense)	115,684	75,877		191,561
Loss From Operations Before Income Taxes	(148,050)	75,877		191,561
Provision for Income Taxes	-	-		-
Net Loss	$(148,050)	(1,222,829)		(1,370,879)
Net loss attributable to the non-controlling
interest in Aphrodite's Marketing Inc.	-	(599,186)	(f)	(599,186)
Net loss attributable to Bergio International	$(148,050)	(623,643)		(771,693)

Basic and fully diluted loss per share	$(0.00)			$(0.01)

Weighted average number of shares outstanding	86,018,507	51,084,935	(g)	137,103,442

Notes

(a)Bergio International and Aphrodite’s Marketing Inc. were under the common control of Bergio before and after the date of transfer. As a result the Company adopted the guidance in ASC 805-50-05-5 for the transfer of net assets between entities under common control to apply a method similar to the pooling-of-interests-method. Under the method the financial statements of the Company shall report results of operations for the period in which the transfer occurs as though the transfer of the net assets had occurred at the beginning of the period. Results of operations for the period will thus comprise both those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. Similarly, the Company shall present the statements of financial position and other financial information presented as of the beginning of the period as though the assets and liabilities had been transferred at that date. Financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

(b)To record Bergio acquisition entries as if the transaction had occurred on December 31, 2020.

(c)To adjust the Aphrodite’s balance sheet to the actual assets and liabilities as of February 10, 2021 as if the transaction has occurred on December 31, 2020.

(d)Preferred stock issuance rounded down to zero.

(e)Prior to the acquisition Bergio lent Aphrodite’s $135,000.  Those proceeds are assumed to have come from convertible debt proceeds.

(f)Under the terms of the Acquisition agreement 49% of the profit or loss is consider a non-controlling interest and is charged or credited to the Aphrodite’s sellers’ Digital Age Business. This entry was applied as if the transaction had occurred on December 31, 2020.

(g)Represents shares issuable if the Preferred Stock issued to the Sellers of Aphrodite’s had been converted to common stock on the date of closing.